Exhibit 7.B

[SUTHERLAND ASBILL & BRENNAN LLP]






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for Southland Separate Account L1 (File No. 33-97852). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:         /s/ Kimberly J. Smith
                                                     Kimberly J. Smith



Washington, D.C.
October 12, 2000